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Exhibit 10.13h

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EXPLANATORY NOTE: [***] INDICATES THE PORTION OF THIS EXHIBIT THAT

HAS BEEN OMITTED AND SEPARATELY FILED WITH THE SECURITIES AND

EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL

TREATMENT.

SIXTH AMENDMENT AND CATHETER AND MAPPING SYSTEM EXTENSION

TO DEVELOPMENT ALLIANCE AND SUPPLY AGREEMENT

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SIXTH AMENDMENT AND CATHETER AND MAPPING SYSTEM EXTENSION

TO DEVELOPMENT ALLIANCE AND SUPPLY AGREEMENT

This Sixth Amendment and Catheter and Mapping System Extension to Development Alliance and Supply Agreement (this “Amendment”) is made and entered into on 17 December, 2010 (the “Effective Date”) by and between Biosense Webster, Inc., a California corporation, having a place of business at 3333 Diamond Canyon Road, Diamond Bar, California 91765 (“Biosense”) and Stereotaxis, Inc., a Delaware corporation, having a principal place of business at 4320 Forest Park Avenue, St. Louis, Missouri 63108 (“Stereotaxis”).

RECITALS

WHEREAS, Stereotaxis has developed and commercialized instrument control systems that utilize externally applied magnetic fields to enable navigation of, inter alia, associated proprietary, interventional, disposable, electrophysiology devices; and Biosense has developed and commercialized an electrophysiology mapping and localization systems and associated proprietary, interventional, disposable, electrophysiology devices; and

WHEREAS, under the Existing Agreements (as defined below) Stereotaxis and Biosense have jointly developed the Compatible NIOBE System and the Compatible CARTO System and certain associated proprietary, interventional, disposable, electrophysiology devices that Biosense has manufactured, marketed and sold on an exclusive basis, and the Parties wish to expand their relationship and amend their Existing Agreements by this Amendment (the Existing Agreements as amended by this Amendment referred to as the “Amended Agreement”);

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions herein the Parties agree as follows:

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I.	CONSTRUCTION; DEFINITIONS.

A. Construction. Terms and definitions used in the Existing Agreements will have the same meaning in this Amendment unless otherwise indicated. References to the Amended Agreement or its provisions also include references to the terms of the Existing Agreements, which are incorporated in this Amendment by reference. Except as modified by this Amendment, the terms and provisions of the Existing Agreements shall continue in full force and effect without modification. In the event of conflict between this Amendment and the Existing Agreements, this Amendment will control.

B. Definitions. As used herein:

1. “Amended Agreement” means the Existing Agreements as amended by this Amendment.

2. “Existing Daughter Products” means the Daughter Products and Partnered NL Catheters developed and sold as of the Effective Date of this Amendment, listed on Schedule A (which includes existing Magnetic Irrigation Catheters as defined in the Alliance Expansion Agreement).

3. “Existing Agreements” means and includes: The Development Alliance and Supply Agreement dated May 7, 2002 between Biosense and Stereotaxis (the “Master Collaboration Agreement”), as amended by: (i) the Amendment to Development and Supply Agreement dated November 3, 2003 (the “First Amendment”); (ii) the research and development side letter between the Parties dated November 3, 2003, (the “R&D Side Letter”); (iii) the Alliance Expansion Agreement dated May 4, 2007 (“Expansion Agreement”); (iv) four side letters between the Parties, each dated May 4, 2007, whose subject matter was, respectively, CARTO Pro RMT, Third Party Collaboration Rights, Exclusivity and the Meaning of Customers in the Non-Localized Alliance (collectively, the “2007 Side Letters”); (v) the Second Amendment to Development Alliance and Supply Agreement, dated July 18, 2008 (the “Second Amendment”); (vi) the Third Amendment to Development Alliance and Supply Agreement, dated December 8, 2009 (the “Third Agreement”); (vii) the Fourth Amendment to Development Alliance and Supply Agreement, effective as of May 1, 2010 (“Fourth Amendment”); and (viii) the Fifth Amendment to Development Alliance and Supply Agreement, effective as of August 1, 2010 (“Fifth Amendment”).

II.	DISTRIBUTION OF EXISTING DAUGHTER PRODUCTS

A. Existing Daughter Products. Subject to the terms and conditions of the Amended Agreement, Biosense’s rights to Distribute worldwide the Existing Daughter Products on an exclusive basis are hereby extended through December 31, 2015 and thereafter on a

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nonexclusive basis through December 31, 2018.

B. Japan. Notwithstanding Section IIA above, Biosense’s exclusive rights to Distribute each of the Existing Daughter Products in Japan will be extended to the later of December 31, 2017 or five years after the date of approval of the applicable Existing Daughter Product for sale in Japan, and the non-exclusive rights to Distribute each of the Existing Daughter Products in Japan will be extended to the later of December 31, 2020 or eight years after the date of approval of the applicable Existing Daughter Product for sale in Japan.

C. Technical Solution. No later than twelve (12) months after execution of this Amendment, Stereotaxis will use reasonable commercial efforts to identify and implement an exclusive technical solution that represents added value for use of the Existing Daughter Products and New Daughter Product (for example, automation features that work specifically with the Existing Daughter Products and New Daughter Product).

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D. Ref patch. For the sake of clarity, Biosense’s ref patch products are excluded from and do not form part of the Amended Agreement.

III.	NEW DAUGHTER PRODUCT

A. New Daughter Product. Biosense agrees to develop one Daughter Product based on its next generation irrigated catheter (“New Daughter Product”). The Parties will cooperate and make reasonable efforts to develop the New Daughter Product as soon as possible. To this end, the definition of the New Daughter Product will be determined as soon as is practicable by Biosense and Stereotaxis, taking design and cost inputs from both Parties. Biosense’s design effort on the New Daughter Product will commence no later than three (3) months following the US FDA PMA approval of the Biosense Thermocool Surround Flow catheter. For the sake of clarity, the Parties recognize and agree that Biosense has not agreed to nor is under any obligation to develop any additional catheter other than the New Daughter Product.

B. Development Costs. [***] Biosense shall keep Stereotaxis informed of the progress of development by means of periodic reports no less frequently than once per quarter, and provide Stereotaxis, at least quarterly, with a reasonably detailed written explanation of the reasons for any costs that exceed the estimated budget, and give Stereotaxis ninety (90) days advance written notice of any costs exceeding twenty percent (20%) variance above the agreed-upon budget.

C. New Daughter Product Distribution Rights. Subject to the terms and conditions of the Amended Agreement, Biosense shall have exclusive, world-wide rights to Distribute the New Daughter Product through December 31 of the year in which the fifth anniversary of the US FDA approval for sale of the New Daughter Product occurs and non-exclusive rights to manufacture and Distribute the New Daughter Product pursuant to the Amended Agreement through December 31 of the year in which the eighth anniversary of the US FDA approval for sale of the New Daughter Product occurs. As a means to illustrate the above provisions by way of a non-binding example, if Biosense receives US FDA approval for sale of the New Daughter Product on 30 July 2011, Biosense would then have the exclusive, world-wide rights to Distribute the New Daughter Product until 31 December 2016.

D. Revenue Share. The Revenue Share to be paid by Biosense to Stereotaxis for all sales of the New Daughter Product will be [***].

E. Incorporation in Existing Agreement. Subject to the provisions of this Amendment, upon the mutually agreed to definition of the New Daughter Product (if applicable) and receipt by Biosense of a signed letter agreement and purchase order from Stereotaxis to initiate the development program, the New Daughter Product shall be deemed to be a Daughter Product as such term is used in the Existing Agreements. For

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the sake of clarity, in the event of conflict between the provisions of this Amendment and the Existing Agreements as they relate to the New Daughter Product, this Amendment will control.

IV.	REGULATORY MATTERS

A. Application to the FDA for AF Labeling. Upon execution of this Amendment, Biosense will commence the process of applying for approval of AF labeling of Biosense’s NaviStar Thermocool RMT product in the US and will make commercially reasonable efforts to submit and pursue the application as soon as is commercially reasonable. The cost associated with this application, including any clinical trials required to support the application should it be deemed necessary, [***].

B. U.S. 510K and/or PMA Clearance/Approval. Biosense will be responsible for obtaining US FDA 510(k) Clearance or, where applicable, US FDA PMA approval for mutually agreed modifications to the Compatible CARTO System as well as to the New Daughter Product. [***] The Parties agree to fully cooperate and coordinate their activities in order to achieve the most expeditious regulatory mechanisms reasonably available.

C. Regulatory Matters in Japan. Biosense will evaluate the feasibility of obtaining applicable regulatory approvals for the Existing Daughter Products in Japan without need for additional clinical data. Biosense will seek [***] should additional clinical data not be required, for all Existing Daughter Products unless mutually agreed between the Parties. Biosense will make commercially reasonable efforts to submit and pursue the application for regulatory approval in Japan as soon as is commercially reasonable. In the event Biosense obtains regulatory approval for some or all of the Existing Daughter Products in Japan, Biosense’s distribution rights in Japan will be extended on a product by product basis as set out in Section II (B) above.

If additional clinical data is required for one or more of the Existing Daughter Products, Stereotaxis may recommend that the Parties will pursue regulatory clearance in Japan for those products and the Parties will discuss the feasibility of obtaining such additional clinical data as well as pursuing regulatory clearance in Japan for those products. In the event the Parties agree to obtain additional clinical data and/or pursue regulatory clearance in Japan for one or more of the Existing Daughter Products, Stereotaxis will be responsible for all costs consistent with the terms of the R&D Side Letter. In the event Biosense obtains regulatory approval for some or all of the Existing Daughter Products in Japan, Biosense’s distribution rights in Japan will be extended on a product by product basis as set out in Section II (B) above.

D. New Daughter Product Regulatory approvals. Biosense shall take all reasonable actions necessary to obtain applicable regulatory approvals to sell the New Daughter Product subject to the direction of the Steering Committee [***].

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E. For the sake of clarity, Sections IV A through D above are in addition and shall in no way replace Section 9 of the Master Collaboration Agreement, as amended by the Existing Agreement, if applicable.

V.	MANUFACTURING AND SUPPLY; MARKETING AND DISTRIBUTION

A.	Supply of Existing Daughter Products and New Daughter Product.

Biosense will utilize such inventory control and management policies in respect of Existing Daughter Products and, upon commercialization of the New Daughter Product (if applicable), the New Daughter Product as are used in the rest of its interventional devices business and will accordingly maintain levels of inventory and parts for Existing Daughter Products and, upon commercialization of the New Daughter Product (if applicable), the New Daughter Product relative to forecast demand agreed by the Steering Committee that are no lower than for such other interventional devices.

VI.	REVENUE SHARE

A. Existing Daughter Products. The Revenue Share for Existing Daughter Products will be calculated in the same manner as currently calculated under the Existing Agreements until December 31, 2011. Commencing January 1, 2012 and continuing until the last date of Biosense’s distribution rights pursuant to Section IIA or IIB, as applicable, the Revenue Share to be paid by Biosense to Stereotaxis will be [***].

VII.	LICENSE GRANTS

A. Licenses Granted to Stereotaxis. Subject to the terms and conditions of the Amended Agreement and except as excluded in Section VIIIG, Biosense hereby grants to Stereotaxis a limited, non-exclusive, worldwide, non-transferable, license under Biosense’s Intellectual Property Rights in and to such Biosense IP solely for the purpose of giving effect to the terms of this Amendment.

B. Licenses Granted to Biosense. Subject to the terms and conditions of the Amended Agreement and except as excluded in Section VIIIH, Stereotaxis hereby grants to Biosense a limited, non-exclusive, worldwide, non-transferable, license under Stereotaxis’ Intellectual Property Rights in and to such Stereotaxis IP solely for the purpose of giving effect to the terms of this Amendment.

VIII.	EXCLUSIVITY

This Amendment supersedes and replaces Section 2.3 of the Master Collaboration Agreement, Section 6.1, 6.2 and 6.3 of the First Amendment, Section 5(i) of the Alliance Expansion Agreement, the May 4,

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2007 Side Letter entitled ‘Amendment Regarding Certain Exclusivity’ and notwithstanding any provision in the Existing Agreements to the contrary, the Parties agree as follows:

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A. Exclusive Period. For the purposes of this Section VIII, the ‘Exclusive Period’ means with respect to (i) the Existing Daughter Products (excluding Japan), December 31, 2015, (ii) the Existing Daughter Products in Japan, the later of December 31, 2017 or five years after the date of approval of the applicable Existing Daughter Product for sale in Japan, (iii) the New Daughter Product (provided, for the purposes of this definition only, the New Daughter Product means any magnetic irrigated ablation catheter) defined pursuant to Section IIIA) , December 31 of the year in which the fifth anniversary of the US FDA approval for sale of the New Daughter Product occurs, as applicable.

B. Catheter Exclusivity. During the Exclusive Period applicable to the respective Existing Daughter Products and New Daughter Product pursuant to Section VIIIA, except as provided otherwise in this Section VIIIB and Sections VIIIE (1) (a) and (b), Stereotaxis will not directly or through a third party, commercialize or promote sales of magnetic electrophysiology mapping or ablation catheters (‘Catheter Exclusivity’). This restriction will not apply (i) if Biosense directly or through a third party commercializes, or promotes sales of ablation catheters specifically designed to work with a robotic or magnetic navigation system other than the Stereotaxis NIOBE System, or (ii) if, as a matter of corporate or sales and marketing strategy, Biosense unfavorably presents the Stereotaxis NIOBE System or the Existing Daughter Products or New Daughter Product used with the Stereotaxis NIOBE System.

C. System Exclusivity. Until December 31 of the year in which the fifth anniversary of the US FDA approval for sale of the New Daughter Product occurs, or December 31, 2015, whichever is later, Stereotaxis will not directly or through a third party commercialize, or promote sales of any data exchange interface to another 3D mapping system except Biosense’s CARTO System (‘System Exclusivity’). This restriction will not apply (i) if Biosense directly or through a third party, commercializes or, as a matter of corporate strategy, promotes sales of any interface to a robotic or magnetic navigation system other than Stereotaxis NIOBE System, or (ii) if, as a matter of corporate or sales and marketing strategy, Biosense unfavorably presents the Stereotaxis NIOBE System or the Existing Daughter Products or New Daughter Product used with the Stereotaxis NIOBE System.

D. Catheter and System Exclusivity Independent. Catheter Exclusivity and System Exclusivity are independent from each other such that in the event Stereotaxis is no longer under the obligation of Catheter Exclusivity in accordance with the provisions of this Amendment, this shall in no way relieve Stereotaxis of its obligations of System Exclusivity pursuant to Section VIIIC and vice versa.

E. Exceptions to Catheter Exclusivity.

1. The Parties agree, notwithstanding anything to the contrary in Section VIIIB:

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a. Stereotaxis has the right, itself or with third parties (who are not Restricted Parties) to research, develop, test, manufacture, and seek

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regulatory approval for devices for use with the Stereotaxis NIOBE System, including, without limitation, magnetic irrigated RF ablation catheters; provided however, Stereotaxis may not sell or Distribute any magnetic ablation catheter developed by Stereotaxis as provided in this Section VIIIE (i) (a) (“Stereotaxis Magnetic Ablation Catheter”) until the expiration of Biosense’s exclusive rights to Distribute the Existing Daughter Products or New Daughter Product, respectively, provided the applicable Stereotaxis Magnetic Ablation Catheter either (i) serves an equivalent or substantially similar function to the Existing Daughter Products or New Daughter Product, as applicable or (ii) competes with the Existing Daughter Products or New Daughter Product as applicable.

b. Notwithstanding Section VIIIE (1)(a) above, Stereotaxis will have the right to research, develop, test, manufacture, seek regulatory approval for, conduct Marketing and Promotions activities, sell or Distribute itself or through any third party (whether or not a Restricted Party) an equivalent or substantially similar product or competing product to the applicable Existing Daughter Product, the New Daughter Product or the Additional Magnetic Catheter (as defined below) if (i) Biosense does not develop, manufacture, or Distribute an Existing Daughter Product or the New Daughter Product, as applicable or, fails to pursue regulatory approval for an applicable Existing Daughter Product or New Daughter Product, in a jurisdiction where Stereotaxis is promoting or selling the Stereotaxis NIOBE System (Stereotaxis’ aforementioned rights to conduct Marketing and Promotions activities, sell or Distribute will only extend to such jurisdiction(s)), or (ii) if the distribution of any Existing Daughter Product or the New Daughter Product, as applicable, is terminated or materially interrupted for more than six months (Stereotaxis’ aforementioned rights to conduct Marketing and Promotions activities, sell or Distribute will only extend to an equivalent or substantially similar product or competing product to the Existing Daughter Product or the New Daughter Product of which distribution by Biosense has been terminated or materially interrupted, as applicable) , or (iii) if Biosense does not develop, manufacture, Distribute or fails to pursue regulatory approval for an additional magnetic catheter that has been nominated by Stereotaxis in accordance with the Existing Agreements (the “Additional Magnetic Catheter”) (Stereotaxis’ aforementioned rights to conduct Marketing and Promotions activities, sell or Distribute will only extend to an equivalent or substantially similar product or competing product to the Additional Magnetic Catheter). For the avoidance of doubt, a “material interruption” shall not be deemed to have occurred unless Biosense fails to fill more than fifty percent 50% of the global forecast demand agreed by the Steering Committee for a period of six (6) consecutive months. In the event of a material interruption as per Section VIIIE (1)(b)(ii) above, the Parties will negotiate in good faith the terms and conditions pursuant to which Biosense shall continue to Distribute the Existing Daughter Product or the

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New Daughter Product, as applicable, once the material interruption has been corrected by Biosense.

F. Permitted Activities Regarding System. For the sake of clarity, subject to Section VIIIC, nothing in the Amended Agreement is intended to prevent either Party from engaging in research, development, testing, manufacturing or seeking regulatory approval itself or with any third party with respect to any data exchange interface for any 3D mapping system. Further, nothing in the Amended Agreement is intended to prevent either Party from responding to any customer requests for support.

G. No use of Biosense IP. Notwithstanding any provision in the Amended Agreement to the contrary, the licenses granted to Stereotaxis under Biosense IP do not extend to the activities permitted under Sections VIIIE (1) (a) and (b) as well as Section VIIIF above. Biosense and Stereotaxis each agree that Biosense has a legitimate business interest in maintaining the protection and/or confidentiality of Biosense IP. Accordingly, in the event Stereotaxis breaches this Section VIIIG, in addition and without prejudice to any right or remedy Biosense may have under this Amended Agreement or in law, equity or otherwise, Biosense may suffer irreparable harm and will be entitled to seek injunctive relief to enforce this Section VIIIG.

H. No use of Stereotaxis IP. Notwithstanding any provision in the Amended Agreement to the contrary, the licenses granted to Biosense under Stereotaxis IP do not extend to the activities permitted under Section VIIIF above. Biosense and Stereotaxis each agree that Stereotaxis has a legitimate business interest in maintaining the protection and/or confidentiality of Stereotaxis IP. Accordingly, in the event Biosense breaches this Section VIIIH, in addition and without prejudice to any right or remedy Stereotaxis may have under the Amended Agreement or in law, equity or otherwise, Stereotaxis may suffer irreparable harm and will be entitled to seek injunctive relief to enforce this Section VIIIH.

IX.	REPRESENTATIONS AND WARRANTIES

A. General. Each of the Parties represents and warrants that:

1. it has full power to enter into this Amendment and to perform its obligations hereunder; and

2. it has obtained all necessary corporate approvals to enter into and execute this Amendment;

X.	CHANGE OF CONTROL

A. Change of Control. Section 14.2.2 of the Master Collaboration Agreement is deleted in its entirety and the following is substituted therefor:

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14.2.2(a) Change of Control to Restricted Party. In the event of a Change of Control of Stereotaxis to a Restricted Party, either Party (or in the case of Stereotaxis, its successor) may terminate the Amended Agreement effective upon written notice to the other Party within ninety (90) days of the Change of Control becoming effective, and in such event, the termination shall become effective one year after the Change of Control. In the event that either Party exercises its right under this Section 14.2.2(a), then Stereotaxis (or its successor) will pay a one-time cash termination fee to Biosense of five percent (5%) of the total equity valuation of Stereotaxis in the Change of Control transaction, up to a maximum of Ten Million Dollars (US) ($10,000,000).

14.2.2(b) Change of Control Following AF Labeling. In the event of a Change of Control of Stereotaxis to any third party, if Biosense has received approval from the US FDA for AF labeling of the Navistar Thermocool RMT Daughter Product by the date of such Change of Control, then Stereotaxis (or its successor) will pay Ten Million Dollars (US) ($10,000,000) to Biosense within sixty (60) days of the date of such Change of Control. In the event of a Change of Control as described in this Section 14.2.2(b) to a Restricted Party, either Party or its successor shall have the option to terminate the Amended Agreement effective upon written notice to the other Party within ninety (90) days of the Change of Control becoming effective, and in such event, the termination shall become effective two years after the Change of Control. For the avoidance of doubt, this payment will be in addition to the payment Stereotaxis is obliged to make to Biosense pursuant to Section 14.2.2(a) above, if applicable. For the sake of clarity, if Biosense has applied for and is in the process of seeking approval from the US FDA for AF labeling of the Navistar Thermocool RMT Daughter Product but has not yet received approval from the US FDA by the date of such Change of Control, then Biosense shall have the right, in its absolute discretion, not to pursue approval for AF labeling of the Navistar Thermocool RMT Daughter Product without any liability to Stereotaxis (or its successor).

B. Definition of Change of Control. Section 1.2.16 of the Existing Agreements is deleted in its entirety and the following is substituted therefor:

1.2.16 “Change of Control” of Stereotaxis shall mean (i) the liquidation or dissolution of Stereotaxis or the sale or other transfer by Stereotaxis (excluding transfers to subsidiaries) of all or substantially all of its assets; or (ii) the occurrence of a tender offer, stock purchase, other stock acquisition, merger, consolidation, recapitalization, reverse split, sale or transfer of assets or other transaction, as a result of which any person, entity or group (a) becomes the beneficial owner, directly or indirectly, of securities of Stereotaxis representing more than 50% of the ordinary shares of Stereotaxis or representing more than 50% of the combined voting power with respect to the election of directors (or members of any other governing body) of Stereotaxis’s then outstanding securities, (b) obtains the ability to appoint a majority of the Board of Directors

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(or other governing body) of Stereotaxis, or obtains the ability to direct the operations or management of Stereotaxis or any successor to Stereotaxis’s business; provided, however, that Change in Control shall not include the issuance by Stereotaxis of equity to the public through a public offering or offerings.

XI.	ENTIRE AGREEMENT

This Amended Agreement sets forth the entire agreement and understanding between the Parties as to the subject matter hereof and merges all prior discussions and writings between them, and neither of the Parties will be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or as duly set forth on or subsequent to the Effective Date in writing and signed by a proper and duly authorized representative of the Party to be bound thereby. No provision appearing on any form originated by either Party will be applicable unless such provision is expressly accepted in writing by the other Party.

XII.	TERM

The Term of the Amended Agreement shall continue until the last date of expiration of Biosense’s non-exclusive distribution rights hereunder or until terminated pursuant to the terms of the Amended Agreement, provided, however, that terms and conditions of the Amended Agreement that are subject to a specific expiration or termination date shall expire or terminate on such date and those terms and conditions of the Amended Agreement that survive expiration or termination, including, but not limited to Section 11 of the First Amendment, shall survive expiration or termination of the Amended Agreement. The Parties agree that Section 5(ii) of the Alliance Expansion Agreement is deleted.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be signed by duly authorized officers or representatives.

STEREOTAXIS, INC.		BIOSENSE WEBSTER, INC.

By:	/s/ Michael P. Kaminski	By:	/s/ Shlomi Nachman

Print Name:	Michael P. Kaminski	Print Name:	Shlomi Nachman

Title:	CEO	Title:	Worldwide President

Date:	1-3-11	Date:	12/31/10

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SCHEDULE A

Existing Daughter Products

NAVISTAR® RMT THERMOCOOL

CELSIUS® RMT THERMOCOOL

NAVISTAR® RMT

CELSIUS® RMT

NAVISTAR® RMT DS

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